Exhibit 1.2

PASSAGE BIO, INC.

COMMON STOCK

SALES AGREEMENT

March 5, 2021

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Passage Bio, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (defined below), it may issue and sell to or through Cowen, acting as agent and/or principal, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $125,000,000. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has become automatically effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Shares (the “ATM Prospectus”) included as part of such registration statement. The Company shall furnish to Cowen, for use by Cowen, copies of the ATM Prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Shares, is herein called the “Registration Statement.” The ATM Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, and together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Shares that (i) is consented to by Cowen (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement), hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.            Agency and Principal Transactions. (a) Each time that the Company wishes to issue and sell the Shares hereunder through Cowen, acting as agent (each, an “Agency Transaction”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to an Agency Transaction or any Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b)            The Company may also offer to sell the Shares directly to Cowen, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule 2(b) hereto (with such changes thereto as may be agreed upon by the Company and Cowen), relating to such sale in accordance with Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).

3.            Sale of Shares by Cowen. (a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Cowen shall not purchase any Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b)(i)  If the Company wishes to issue and sell the Shares to Cowen pursuant to this Agreement in a Principal Transaction, it will notify Cowen of the proposed terms of the Principal Transaction. If Cowen, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Cowen shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)              The terms set forth in a Terms Agreement shall not be binding on the Company or Cowen unless and until the Company and Cowen have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii)             Each sale of the Shares to Cowen in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Cowen. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Cowen. The commitment of Cowen to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by Cowen pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, Cowen in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c)           Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and Cowen shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4.            Suspension of Sales.

(a)          The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b)            If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and Cowen may, at its sole discretion, suspend sales of the Shares under this Agreement.

(c)            Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Shares, and Cowen shall not be obligated to sell or offer to sell any Shares.

5.              Settlement.

(a)            Settlement of Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares in an Agency Transaction will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Agency Settlement Date” and the first such Agency Settlement Date, the “First Delivery Date,” and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”)). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof or pursuant to any applicable Terms Agreement, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)            Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee at least two Trading Days prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date through no fault of Cowen, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.              Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (defined below) is given, (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below)(each such date included in (i) through (v) above, a “Representation Date”):

(a)            Compliance with Registration Requirements. The Registration Statement has become effective automatically upon filing with the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements or General Instruction I.B.1 of Form S-3.

(b)            No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares to Cowen.

(c)            Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Shares contemplated herein or by any Terms Agreement have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)            Emerging Growth Company. As of the date of this Agreement, the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Company agrees to notify Cowen promptly upon the Company ceasing to be an emerging growth company.

(e)            Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(f)            Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus or the Registration Statement.

(g)            The Sales Agreement; Terms Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Any Terms Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(h)            Authorization of the Common Stock. The Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and any Terms Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(i)             No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any Terms Agreement, except for such rights as have been duly waived.

(j)             Financial Statements. The financial statements (including the related notes thereto) of the Company included in or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and presents fairly, in all material respects, the information shown thereby. If applicable, all disclosures included in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, to the extent applicable, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act.

(k)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(l)             Organization and Good Standing. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement or any Terms Agreement (a “Material Adverse Effect” or “Material Adverse Change”). The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(m)           Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(n)            Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to the execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made, in all material respects, in accordance with the terms of the Company Stock Plans, the applicable terms of the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Each Company Stock Plan is accurately described in all material respects in the Registration Statement and the Prospectus. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(o)            No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            No Conflicts. The execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement or any Terms Agreement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)            No Consents Required. No consent, filing, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except for (i) the registration of the Shares under the Securities Act, and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by Cowen.

(r)             Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; no such Actions are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed or incorporated by reference as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or incorporated by reference as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(s)            Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)             Title to Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)            Intellectual Property. Except as described in the Registration Statement and the Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company owns or possesses adequate rights or can acquire on reasonable terms sufficient licensed rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, designs, data, database rights, Internet domain names, copyrights, works of authorship, licenses, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of its business as currently conducted and as proposed to be conducted in the Registration Statement and Prospectus. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. Except as described in the Registration Statement and the Prospectus, the Company has not received any written notice of any claim of infringement, misappropriation or conflict with any intellectual property rights of another,. The Company has not received any written notice of any claim of any facts or circumstances which would render any Intellectual Property of the Company invalid or inadequate to protect the interest of the Company. To the Company’s knowledge, and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) there are no third parties who have ownership rights to any Intellectual Property owned or exclusively licensed by the Company, except for ownership and customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and the Prospectus as owned by or licensed to the Company; and (ii) there is no infringement by third parties of any Intellectual Property of the Company. Except as disclosed in the Registration Statement and the Prospectus, there is no pending or, to the Company’s knowledge, threatened in writing, action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property; or (B) challenging the validity, enforceability or scope of any Intellectual Property owned or exclusively licensed by the Company. The Company is unaware of any facts that would form a reasonable basis for an action, suit, proceeding or claim that, if asserted, would reasonably be expected to succeed, asserting that the Company would, upon the commercialization of any product described in the Registration Statement or the Prospectus as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property exclusively licensed by the Company. The Company has taken all commercially reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with its employees, and, to the knowledge of the Company, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with by the Company and, to the knowledge of the Company, by the Company’s licensor; and in all foreign offices having similar requirements, all such requirements have been complied with by the Company and, to the knowledge of the Company, by the Company’s licensor. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or, to the knowledge of the Company, employees or otherwise in violation of the rights of any persons. Except as described in the Registration Statement and the Prospectus, the lead product candidates described in the Registration Statement and the Prospectus as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company.

(v)            Data Privacy and Security Laws. The Company is, and since its inception has been, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its, policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family or household, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that: (i) it has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) it is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; and (iii) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(w)            Trade Secrets. The Company has taken reasonable and customary actions to protect its rights in and prevent the unauthorized use and disclosure of material trade secrets and confidential business information (including confidential source code, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, customer and supplier lists and information, pricing and cost information, business and marketing plans and proposals) owned by the Company, and, to the knowledge of the Company, there has been no unauthorized use or disclosure.

(x)             No Complaints. There is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending against the Company, or to the knowledge of the Company, any of its customers (specific to the customer’s use of the products or services of the Company) by the Federal Trade Commission, the U.S. Department of Health and Human Services and any office contained therein (“HHS”), or any similar authority in any jurisdiction other than the United States or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company, and, to the knowledge of the Company, no such complaint, audit, proceeding, investigation or claim is threatened.

(y)            FDA Compliance. The Company: (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(z)             Tests and Preclinical Studies. The tests and preclinical studies conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Authorizations and Applicable Laws, including, without limitation, protocols submitted to the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and current Good Clinical Practices and Good Laboratory Practices; the descriptions of the results of such tests and preclinical studies contained in the Registration Statement and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such tests and preclinical studies in all material respects; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any studies or tests, the results of which the Company believes reasonably call into question the test or preclinical study results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement or the Prospectus, the Company has not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or planned clinical trials, copies of which communications have been made available to Cowen.

(aa)          Compliance with Health Care Laws. The Company is, and at all times has been, in material compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the Public Health Service Act, and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, 1035, 1347, and 1349 the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the HITECH Act, (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof; provided that “Heath Care Laws” shall not include Applicable Laws or Authorizations. The Company, its officers, directors, and to the knowledge of the Company, its employees or agents, have not engaged in activities which are, as applicable, cause for liability under a Health Care Law that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any Company product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other similar action threatened. The Company has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws in all material respects, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor, to the Company’s knowledge, its officers, directors, employees or agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor its employees, officers, directors, or, to the Company’s knowledge, its agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion therefrom.

(bb)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

(cc)          Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)          Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account any valid extensions relating thereto), except for any taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been taken; and except as otherwise disclosed in each of the Registration Statement and the Prospectus, or where the failure to pay or file any such taxes would not have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its properties or assets and which would reasonably be expected to result in a Material Adverse Effect.

(ee)          Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course. To the Company’s knowledge, no party granting any such licenses, certificates, permits and other authorizations has taken any action to limit, suspend or revoke the same in any material respect. The Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) as required for maintenance of its licenses, certificates, permits and other authorizations that are necessary for the conduct of its business.

(ff)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(gg)          Certain Environmental Matters. (i) The Company (x) is in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company does not anticipate material capital expenditures relating to any Environmental Laws.

(hh)          Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)            Disclosure Controls. The Company has established an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(jj)            Accounting Controls. The Company has established systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(kk)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)            Insurance. The Company has insurance covering its properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by companies engaged in the same or similar businesses and at the same or similar stage of development, and which the Company reasonably believes are adequate to protect the Company and its business; and the Company (i) has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(mm)        Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information, Personal Data (as defined below) and the integrity of all essential IT Systems. As used herein “Personal Data” shall refer to all personal or regulated data that relates to an identified or identifiable natural person according to applicable law that is maintained by the Company. There have been no material breaches, violations, outages or unauthorized uses of or access to its material confidential information or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any related incidents under investigation by a governmental or regulatory authority. The Company is presently in material compliance with all applicable laws and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(nn)          No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company or any agent, affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)          Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency of all jurisdictions where the Company conducts business (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)          No Conflicts with Sanctions Laws. Neither the Company nor, to the knowledge of the Company, its directors, officers, employees, agents, affiliates or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)          No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against any of them or Cowen for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr)            No Stabilization. Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ss)           Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), with which the Company is required to comply, including Section 402 related to loans.

(ww)        Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company is and was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the first Settlement Date.

(xx)            No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(yy)          Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(zz)           Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aaa)        Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing on the Nasdaq, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq’s listing rules that are then in effect.

(bbb)      No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.            Covenants of the Company. The Company covenants and agrees with Cowen that:

(a)          Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable to comply with applicable law in connection with the distribution of the Shares by Cowen (provided, however, that the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement and, provided further, that the only remedy Cowen shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that (A) the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement, and (B) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen or does not relate to the Placement Shares and (C) the only remedy Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing or such amendment or supplement despite Cowen’s objection shall be to cease making sales under this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. The determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections shall be made exclusively by the Company.

(b)            Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)            Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect during such time.

(d)            Listing of Shares. During any period in which the Prospectus relating to the Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on Nasdaq and to qualify the Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)            Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f)             Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy this Section 7(f).

(g)            Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement and any Terms Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Cowen’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $10,000 and, (viii) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $50,000.

(h)            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)             Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for three trading days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or any Terms Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or any other equity awards (or equity linked awards) or Common Stock issuable upon the exercise or settlement of options or other equity awards (or equity linked awards) pursuant to any stock option, stock bonus, employee stock purchase or other stock plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, or joint venture, commercial strategic or collaborative relationship, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance or (iv) any shares of common stock issuable upon the exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding.

(j)             Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares hereunder or pursuant to a Terms Agreement, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Cowen pursuant to this Agreement or any Terms Agreement; provided, that the Company may satisfy its obligations under this Section 7(j) by effecting a filing in accordance with the Exchange Act with respect to such information or fact.

(k)            Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Cowen may reasonably request.

(l)             Required Filings Relating to Sale of Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Shares sold through Cowen under this Agreement and any Terms Agreement, and the Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m)           Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act; (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) the Company files a report on Form 8-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Bring-Down Date occurring at a time at which no Agency Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Shares pursuant to such Agency Transaction, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice. With respect to any Principal Transaction pursuant to a Terms Agreement, the certificate in the form attached hereto as Exhibit 7(m) shall be delivered at the Principal Settlement Date.

(n)            Legal Opinion. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion of Fenwick & West LLP (“Company Counsel”), or other counsel reasonably satisfactory to Cowen, in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Cowen with a negative assurance letter (a “Letter”) dated the date that the opinion would otherwise be required. With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause to be furnished to Cowen on the Principal Settlement Date a written opinion of Company Counsel, or other counsel reasonably satisfactory to Cowen, in form and substance reasonably satisfactory to Cowen and its counsel, dated the Principal Settlement Date, substantially similar to the form attached hereto as Exhibit 7(n)(i).

(o)            Comfort Letter. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause its independent accountants to furnish Cowen, in form and substance reasonably satisfactory to Cowen, Comfort Letters at the Time of Sale, dated the date of such Time of Sale, and on the Principal Settlement Date, dated the Principal Settlement Date.

(p)            [Reserved]

(q)            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than Cowen; provided, however, that the Company may bid for and purchase shares of its common stock in accordance with Rule 10b-18 under the Exchange Act.

(r)             Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(s)            Compliance with Laws. The Company and each of its subsidiaries shall use commercially reasonable efforts to maintain, or cause to be maintained, all applicable material environmental permits, licenses and other authorizations required by applicable federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to result in a Material Adverse Change.

(t)             Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u)            Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v)            No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Stock hereunder.

(w)           Sarbanes-Oxley Act. The Company and its subsidiaries will use commercially reasonable efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(w)           Affirmation. Each Placement Notice delivered by the Company to Cowen and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement, as the case may be.

(x)            Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company may, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to Cowen, and, if not automatically effective, use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company may take any other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

8.              Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice or pursuant to any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices or any Terms Agreements and (ii) the sale of all Shares contemplated to be issued by pursuant to Placement Notice or any Terms Agreement.

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e)            Company Counsel Legal Opinion. Cowen shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f)             Cowen Counsel Legal Opinion. Cowen shall have received from Cooley LLP, counsel for Cowen, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)            Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h)            Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)             Secretary’s Certificate. On or prior to the First Delivery Date and at each Principal Settlement Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.

(j)             [Reserved]

(k)             No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq.

(l)             Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(m)           Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or prior to any Principal Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424. If required by the Securities Act, the Company shall file a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Terms Agreement within the applicable time period prescribed for such filing by Rule 424.

(n)            Approval for Listing. The Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

(o)            No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9.              Indemnification and Contribution.

(a)            Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement or any Terms Agreement and is caused directly or indirectly by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with solely Agent’s Information. As used herein, “Agent’s Information” means, solely, the following information in the Prospectus: the third sentence of the ninth paragraph and the eleventh paragraph under the caption “Plan of Distribution” in the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)            Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)            Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement or any Terms Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11.            Termination.

(a)            Cowen shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that would reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Cowen, would materially impair the ability of Cowen to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).

(b)            In the case of any purchase by Cowen pursuant to a Terms Agreement, the obligations of Cowen pursuant to such Terms Agreement shall be subject to termination by Cowen at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement or the Prospectus, (i) there has been any Material Adverse Change; or (ii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in Cowen’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iii) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq, or if trading generally on the Nasdaq over-the-counter market or the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority; or (iv) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act); or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of Cowen, would reasonably be expected to result in a Material Adverse Change; or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of Cowen, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If Cowen elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.

(c)            The Company shall have the right, by giving two (2) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. Upon termination of this Agreement, the Company shall not have any liability to Cowen for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by Cowen under this Agreement.

(d)            Cowen shall have the right, by giving two (2) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)            Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(f)             This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), (d), or (e) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(g)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

12.            Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention: General Counsel, email: Bradley.friedman@cowen.com, with a copy to Cooley LLP, 55 Hudson Yards, New York, NY 10001, Attention: Daniel I. Goldberg, email: dgoldberg@cooley.com; or if sent to the Company, shall be delivered to Passage Bio, Inc., Two Commerce Square, 28th Floor, Philadelphia, Pennsylvania 19103; Attention: Edgar B. Cale, General Counsel, with a copy to Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, CA 94104, Attention: Robert Freedman, email: RFreedman@fenwick.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic communication (“Electronic Notice”), at the time the party sending Electronic Notice receives verification of receipt by the receiving party, other than via auto reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

13.            Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement or any Terms Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any such Terms Agreement, except as expressly provided in this Agreement or such Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of Cowen without obtaining the Company’s consent.

14.            Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.            Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement, nor any Terms Agreement, nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Terms Agreement.

16.            Applicable Law; Consent to Jurisdiction. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby or by any Terms Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.            Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or any transaction contemplated hereby or thereby.

18.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and any Terms Agreement and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b)            the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;

(c)            the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)            the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19.            Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date
first-above written:

PASSAGE BIO, INC.

By:	/s/ Bruce Goldsmith
Name:	Bruce Goldsmith
Title:	Chief Executive Officer

Signature page to Sales Agreement

SCHEDULE 1

form of PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Cowen At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Passage Bio, Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated March [__], 2021 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [ ] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $_______ per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

Bruce Goldsmith	Chief Executive Officer

Richard Morris	Chief Financial Officer

Cowen

Michael J. Murphy	Managing Director

William Follis	Managing Director

SCHEDULE 2(b)

PASSAGE BIO, INC.

COMMON STOCK

terms AGREEMENT

March [__], 2021

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies & Gentlemen:

Passage Bio, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated March [●], 2021 (the “Sales Agreement”), between the Company and Cowen and Company, LLC (“Cowen”), to issue and sell to Cowen the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by Cowen, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to Cowen, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Cowen, and Cowen agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

 2

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to Cowen trading in the Common Stock for Cowen’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between Cowen and the Company.

PASSAGE BIO, INC.

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

COWEN AND COMPANY, LLC

By:
Name:
Title:

 3

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.0001 per share

Number of Shares of Purchased Securities:

[●] Shares

Purchase Price Payable by Cowen:

$[●] per Share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To Cowen’s account, or the account of Cowen’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the opinion and negative assurance letter referred to in Section 8(e);

(2) the opinion and negative assurance letter referred to in Section 8(f)

(3) the “comfort letter” referred to in Section 8(g);

(4) the representation certificate referred to in Section 8(h); and

(5) the secretary’s certificate referred to in Section 8(i)

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•	The number of shares of Purchased Securities set forth above.

 4

SCHEDULE 3

Compensation

Cowen shall be paid compensation up to 3.0% of the gross proceeds from the sales of Shares in an Agency Transaction pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of Passage Bio, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated March [__], 2021 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i)             The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)            The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:

2